EXHIBIT 10.8

                          FORM OF EMPLOYMENT AGREEMENT

         AGREEMENT entered into as of the 1st day of _______, 1998, by and between C.W. Chemical Waste Technologies, Limited, a Cyprus corporation, with an office at 20 East 63rd Street, New York, NY 10021 (the "Company") and Ioannis Papaioannou, residing at 5-9 Dafnomili Street, Athens 114 71, Greece ("Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company wishes to continue to employ Executive in the principal capacity of Chief Operating Officer upon the terms and conditions contained herein;

         WHEREAS, Executive is desirous of continuing employment with the Company and is willing to accept such employment for the inducements and upon the terms and conditions contained herein; and

         WHEREAS, the Company has bargained for a covenant by Executive not to compete with the Company's business.

         NOW, THEREFORE, in consideration of the mutual premises and mutual covenants and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

         1. Employment. The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions set forth herein.

         2. Term. The term of employment of Executive under this Agreement shall be deemed to have commenced on August 1, 1998 and shall continue for an initial term of two (2) years thereafter; provided, however, that the term of this Agreement shall be automatically continued and extended, on the same terms and conditions as then in effect hereunder, for additional consecutive twelve month periods commencing upon such termination date, unless at least thirty (30) days before the date of termination of the initial term of this Agreement or of any such extended term, the Company shall give Executive, or Executive shall give the Company, a notice in writing electing to terminate this Agreement as of such termination date.




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         3.       Office and Duties.

                  (a) Executive shall be elected and continue to be elected as a director of the Company and shall initially serve as Chief Operating Officer. Subject to the direction of the Board of Directors, Executive shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business or the business of any subsidiary or affiliate of the Company. Nothing herein shall preclude the Board of Directors from changing Executive's title and duties if the Board of Directors has determined in its reasonable judgment that such change is in the Company's best interests, provided, however, that at all times during the term of the Agreement, Executive shall be employed as a senior executive of the Company, with appropriate and commensurate title, rank, status and duties.

                  (b) During the term hereof, Executive shall devote sufficient business time, attention and energies to the business of the Company and its affiliates to properly discharge his duties and responsibilities under this Agreement and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, if such activity is likely to or has interfered in any way with Executive's duties; provided that nothing in this section shall be construed as preventing Executive from (a) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of Executive in the operation or the affairs of the companies in which such investments are made in which his participation is solely that of an investor, or (b) purchasing securities in any corporation whose securities are publicly traded, provided that such purchase shall not result in his collectively owning beneficially at any time more than five percent (5%) of the equity securities of any corporation engaged in a business competitive to that of the Company.

                  (c) During the term hereof, the principal place of employment of Executive shall be in the metropolitan New York City area. It is understood that in connection with his duties under this Agreement, Executive will be required to travel to and perform services at other locations including the Company's offices in Greece.

         4.       Compensation.   For  the   services   rendered  by   Executive
hereunder, the Company shall pay and Executive shall accept the following compensation:

                  (a) For the term hereof, Executive shall receive an annual base salary of one hundred and fifty thousand dollars ($120,000) (the "Base Salary") which Base Salary shall be earned and shall be payable in equal installments, no less frequently than semi-monthly, and otherwise in such manner as is consistent with the Company's normal practice for remuneration of executives. The amount of Executive's annual base salary for each year commencing in the second year of the term hereof shall be the base annual salary for the immediate prior year (as adjusted in accordance

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with the  provisions of this  sentence)  increased by a percentage  equal to the percentage increase over the twelve (12) months ending one month prior to the end of such year in the Consumer Price Index, All Urban Consumers, CPI-U, New York, New York - Northeastern New Jersey, All items, 1982- 84=100, published by the U.S. Department of Labor. This rate of compensation shall be reviewed by the Board of Directors at least once per fiscal year and may be increased but may not be reduced below the base salary as adjusted.

                  (b) With respect to each year of the term hereof, a bonus equal to two percent (2%) of the Company's net income before provision for income tax, computed in accordance with generally accepted accounting principals, payable within 90 days after the end of such year.

                  (c) Executive shall be entitled to such additional bonus compensation during the term hereof, as determined at the discretion of the Board of Directors of the Company.

         5. Benefits. In addition to the compensation under Paragraphs 4(a) and 4(b), Executive, during the term of this Agreement, shall be entitled to participate in all pension, retirement, and profit-sharing plans, all medical, hospital, major medical, life insurance, and statutory disability coverage plans and all other employee benefit plans, in each case, which the Company may from time to time make generally available to other executives of the Company, on the same basis as such plan or plans and benefits are made generally available to such individuals (subject, however, to the provisions of said plans). All medical, hospital and major medical coverage shall be on a family coverage basis at the Company's expense. The Board of Directors may also include Executive as a participant in any management incentive, stock option, bonus, or similar plan established by the Board subject, however, to the provisions of any such plan or plans.

         6. Expenses. The Company agrees to reimburse Executive in full for all such reasonable and necessary business, entertainment and travel expenses incurred or expended by him in connection with the performance of his duties hereunder; provided Executive submits to the Company vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Company and such expenses are in accordance with any corporate policy with respect thereto.

         7. Vacation. Executive shall be entitled to a paid vacation (taken consecutively or in segments) of four weeks during each fiscal year, adjusted pro rata for any partial fiscal year during the term hereof, during which time he shall receive full compensation as provided in Paragraphs 4(a) and 4(b). Such vacation may be taken at such times as is reasonably consistent with proper performance by Executive of his duties and responsibilities hereunder.

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         8.       Disability and Death.

                  (a) The term of employment of Executive shall terminate forthwith in the event of the death of Executive, or at the option of the Company, in the event of physical or mental incapacity or disability which renders him unable, with reasonable accommodation, to perform the services required of him under this Agreement ("Disability") for a period of one hundred twenty (120) consecutive days or for one hundred eighty (180) days or more during any period of twelve (12) consecutive months. Such Disability shall be subject to verification by a qualified physician if requested by Executive. During any period of Disability prior to termination, Executive shall continue to be compensated as provided herein (less any payments due Executive under disability benefit programs paid for by the Company including Social Security disability, worker's compensation and disability or retirement benefits).

                  (b) In the event of the death of Executive during the period of employment or in the event of the termination of this Agreement by the Company because of the Disability of Executive, Executive's estate in the case of death, or Executive in the case of Disability, shall be entitled to receive the compensation specified in Paragraphs 4(a) and 4(b) earned by Executive through the date of death or termination, as the case may be.

         9.       Covenants and Restrictions.

                  (a) Executive agrees, as a condition to the Company agreeing to employ Executive and to the performance by the Company of its obligations hereunder, particularly its obligations under Paragraph 4 hereof, that during the term of this Agreement and any renewals and extensions hereof and for a period of one (1) year thereafter, Executive will not (i) in any way, directly or indirectly, whether for his account or for the account of any other person, firm, corporation or other entity, engage in, represent, furnish consulting services to, be employed by, or have any interest in (whether as owner, principal, director, officer, partner, agent, consultant, stockholder or otherwise) any business which has as its primary business the treatment of phosphogypsum or sale of any product which is used in the same manner as CLM, or otherwise competes with the business of the Company as constituted during the term of Executive's employment hereunder (a "Restricted Enterprise"), (ii) induce or attempt to induce any person or entity which is a customer of the Company or any of its affiliates as of the date of termination of Executive's employment (or was a customer thereof within the one year prior to such termination) to cease doing business in whole or in part with the Company, or
(iii) solicit, entice or induce any person who shall then be an employee of the Company to become employed by any other person, firm or corporation or to leave their employment with the Company, and Executive shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person.

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                  The restrictions  contained in this Paragraph 9(a) shall apply in the specific geographic areas and customer markets within such geographic areas served by the Company or its affiliates or franchisees at any time during, or upon termination of, Executive's employment.

                  Nothing in the foregoing shall prohibit Executive from engaging in any business that is not in competition with the Company after termination of employment with the Company, or investing in the securities of any Restricted Enterprise having securities listed on a national securities exchange or the NASDAQ SmallCap market, provided that such investment does not exceed 5% of any class of securities a Restricted Enterprise, and provided further, that such ownership represents a passive investment and that neither Executive nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

                  (b)  Anything  here  to  the  contrary  notwithstanding,   the
provisions of Paragraph 9(a) shall not apply if Executive's employment is terminated pursuant to Paragraph 15(b) or Paragraph 16 of this Agreement.

                  (c) Executive acknowledges that during the term of his employment, he will have access to confidential information of the Company, including information about business plans, costs, customers, profits, markets, sales, products, key personnel, pricing policies, operational methods, other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as a "Confidential Information"). In recognition of the foregoing, Executive covenants and agrees that (i) except as required by his duties to the Company, Executive will keep secret all Confidential Information of the Company and will not, directly or indirectly, either during the term of his employment hereunder or at any time thereafter while such Confidential Information remains confidential, disclose or disseminate to anyone or make use of, for any purpose whatsoever except for the benefit of the Company in the course of his employment, and (ii) Executive will promptly deliver to the Company all tangible materials and objects containing Confidential Information (including all copies thereof, whether prepared by Executive or others) which he may possess or have under his control. The term "Confidential Information" shall not include any information which can be demonstrated (i) to be generally known in the industry or to the public other than through breach of Executive's obligations hereunder, (ii) to have been Executive's possession prior to his employment with the Company and not assigned to the Company, or (iii) to have been disclosed to Executive by an independent third party not under any obligation or confidentiality.

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         10.      Remedies.

                  (a) Executive acknowledges that the restrictions contained in Paragraph 9 are reasonable and necessary to protect the legitimate business interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, Executive agrees that in the event of a breach or threatened breach by him of the provisions of Paragraph 9 hereof, the Company would sustain irreparable harm and, therefore, Executive irrevocably and unconditionally (i) agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, without the necessity of proving actual damage, restraining Executive from doing or continuing to do or perform any acts constituting such breach or threatened breach, (ii) agrees that such relief and any other claim by the Company pursuant hereto may be brought in the United States District Court for the Southern District of New York, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of New York,
(iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. In the event that any of the provisions of Paragraph 9 hereof should ever be adjudicated to exceed the duration, geographic area, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum duration, geographic area, product or service, or other limitations permitted by applicable law, and Executive hereby consents to this enforcement of such restrictions as so modified.

                  (b) Executive agrees that the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of Paragraph 9.

                  (c) Executive agrees that the Company may provide a copy of Paragraph 9 and this Paragraph 10 to any business or enterprise (i) that Executive may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use his name or permit his name to be used; provided, however, that this provision shall not apply as to Paragraph 9 after the expiration of the Non-Compete Period or with respect to any activities, entities or persons excluded by the terms thereof. Executive will provide the names and addresses of any such persons or entities as the Company may from time to time reasonably request.

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         11.      Ownership of  Inventions  and Ideas.  Executive  hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company, all of the entire right, title and interest of Executive in and to all inventions, whether patented or unpatented, and copyrightable material, made by Executive, solely or jointly, during the term hereof which relate to or pertain to the business, functions or operations of the Company or any subsidiary of the Company. Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions; and, whether during the term hereof or thereafter, Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications, and as to copyrightable material, to obtain copyrights therein.

         12. Survival. Subject to the provisions of Paragraph 9(a), the provisions of Paragraphs 9, 10 and 11 shall survive the termination of employment under this Agreement for any reason whatsoever.

         13.      [Intentionally omitted]

         14. Executive's Warranties. Executive represents and warrants to the Company:

                  (a) that he has full power and authority to enter into this Agreement,

                  (b) that he is not subject or a party to any employment agreement, non-competition covenants, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit Executive from executing this agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Executive by the Company,

                  (c) that he will indemnify the Company and hold it harmless from and against any and all such claims, charges or liabilities, including reasonable attorneys' fees, incurred by the Company in connection with (a) and
(b) above,

                  (d) his experience and capabilities are such that the restrictions contained herein will not prevent him from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by him, and

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                  (e)  Executive has, prior to the execution of this  Agreement, reviewed this Agreement thoroughly with his legal counsel.

         15.      Termination Provisions.

                  (a) In addition to, and not in lieu of, the termination provisions set forth in Paragraph 8 herein, the employment of Executive hereunder may be terminated by the Company prior to the termination date of the initial term or any renewal term thereafter (as set forth in Paragraph 2 hereof) for "Cause." "Cause" is defined as:

                       (i) Executive's conviction in a court of law of a felony;

                       (ii) Any act of dishonesty or willful misconduct by Executive which adversely affects the reputation or business activities of the Company and which activities continue after written notice thereto to Executive;

                       (iii) Executive's willful misfeasance for which the Company is directly and adversely affected;

                       (iv)   Executive's continuing material failure or refusal
         to perform his duties in accordance with the terms of this Agreement or to carry out in all material respects the lawful directives of the
         Board of Directors; provided that discharge pursuant to this subparagraph (iv) shall constitute discharge for Cause only if Executive has first received written notice from the Board of Directors of the Company stating with specificity the nature of such failure or refusal and, if requested by Executive within 10 days thereafter, Executive is afforded a reasonable opportunity to be heard before the Board and thereafter a reasonable opportunity to correct the acts or omissions complained of; and

                       (v) substance abuse for which Executive fails to undertake and maintain treatment within 15 days after a request by the Company.

Such termination of Executive's employment hereunder for Cause shall be effective upon delivery of written notice to Executive, setting forth with specificity the exact nature of the "Cause" for which Executive is being terminated. Upon the termination of this Agreement for "Cause" as set forth in this subparagraph, the Company shall not be obligated to make any further payments hereunder to Executive, except for compensation pursuant to Paragraphs 4(a) and 4(b) to which Executive is entitled through the date of termination, bonus compensation to which Executive is entitled for and in respect of the preceding fiscal year if not theretofore paid, and any benefits referred to in this Agreement to which Executive has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted.

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                  (b)  Notwithstanding  any  provisions in this Agreement to the contrary, the Company may terminate the employment of Executive without Cause, but in such event the Company shall be obligated to pay Executive any and all amounts payable to Executive pursuant to Paragraph 4 above for the greater of
(i) the remainder of the initial term or the extended term, as the case may be, of the Agreement in effect immediately prior to such termination, or (ii) one
(1) year (the "Remainder Term"), and the Company shall also continue for the Remainder Term to permit Executive to receive or participate in all benefits available to him pursuant to Paragraph 5 above.

         16.      Change of Control.

                  (a) In the event Executive's employment is terminated (a) by the Company within one (1) year following a Change in Control (as hereafter defined) of the Company occurring at any time during the term of this Agreement, except if such termination is for Cause, or (b) voluntarily by Executive within six (6) months following a Change in Control of the Company, the Company shall pay Executive the remainder of his compensation as set forth in Paragraph 4.

                  (b)   A "change of control" shall be deemed to occur when

                        (i) the Company's shareholders approve (x) a merger or consolidation in which the Company is not the surviving corporation and/or which results in any reclassification or reorganization of the then outstanding Common Stock, (y) a sale of all or substantially all of the Company's assets or capital stock or (z) a plan of liquidation or dissolution of Company;

                        (ii) the Common Stock is purchased pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company) affecting at least 25% of the Common Stock or any other direct or indirect sale of at least 25% of the Common Stock to a person or group of persons who are not officers, directors or 5% shareholders of the Company on the date hereof; or

                        (iii) any other event or series of events occurs that would be required to be described as a change in control of the Company in a proxy or information statement pursuant to Schedule 14A or 14C promulgated under the Securities Act of 1933, as amended.

         17.      Miscellaneous.

                  (a) All actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement shall be litigated in courts having situs within the County of New York, State of New York. Executive hereby consents and submits to the jurisdiction of any local,

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state or federal court located  within said county and state.  Executive and the
Company each waive any right to trial by jury in any action or proceeding relating to this Agreement.

                  (b) Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be in writing, and shall be deemed to have been duly given (a) when delivered personally, or (b) when sent by confirmed facsimile if sent on a business day prior to 5:00 p.m. local time at the place of receipt, or on the following business day if sent after 5:00 p.m. or on a non-business day, or (c) on the day following delivery by a courier service if sent by next day delivery via a recognized natural or international courier service as appropriate, or (d) five (5) days after the date when mailed by registered or certified mail, return receipt requested, postage prepaid. All such notices, requests, demands, acceptances and other communications shall be addressed to the parties at the addresses first set forth above or, if delivered by facsimile, to a facsimile number given by Executive to the Company for such purpose.

                  (c) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                  (d) Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any portion which may for any reason be declared invalid.

                  (e) This Agreement and all rights hereunder are personal to Executive and shall not be assignable, and any purported assignment in violation thereof shall be null and void. Any person, firm or corporation succeeding to the business of the Company by merger, consolidation, purchase of assets or otherwise, shall assume by contract or operation of law the obligations of the Company hereunder; provided, however, that the Company shall, notwithstanding such assumption and/or assignment, remain liable and responsible for the fulfillment of the terms and conditions of the Agreement on the part of the Company.

                  (f) This Agreement constitutes the entire agreement between the parties hereto with respect to the terms and conditions of Executive's employment by the Company, as distinguished from any other contractual arrangements between the parties pertaining to or arising out of their relationship, and this Agreement supersedes and renders null and void any and all other

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prior oral or written agreements,  understandings,  or commitments pertaining to
Executive's employment by the Company. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.

                  (g) The heading of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

EXECUTIVE                                      C.W. CHEMICAL WASTE TECHNOLOGIES
                                                      LIMITED

                                               By:
-------------------------------                   -------------------------
Ioannis Papaioannou                               Name:
                                                  Title:

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